Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock

           (Including the Associated Preferred Stock Purchase Rights)

                                       of
                         GLOBAL MOTORSPORT GROUP, INC.
                                       at
                               $18 NET PER SHARE
                                       by
                               GOLDEN CYCLE, LLC

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
           TIME, ON MONDAY, MAY 4, 1998, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

TO OUR CLIENTS:

    Enclosed for your consideration is an Offer to Purchase dated April 7, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Golden Cycle, LLC, a Pennsylvania limited liability company (the "Purchaser"), to purchase for cash all outstanding shares of Common Stock, par value $0.001 per share (the "Shares"), of Global Motorsport Group, Inc., a Delaware corporation (the "Company"), together with the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of November 13, 1996, between the Company and American Stock Transfer and Trust Company, as Rights Agent. UNLESS THE RIGHTS CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) IS SATISFIED, STOCKHOLDERS WILL BE REQUIRED TO TENDER ONE RIGHT FOR EACH SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF SHARES IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION 2 OF THE OFFER TO PURCHASE. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.

    We are the holder of record of Shares and Rights held by us for your account. A TENDER OF SUCH SHARES AND RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES OR RIGHTS HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any or all of the Shares and Rights held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is invited to the following:

        1. The offer price is $18 per Share (and associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

        2. The Offer is being made for all outstanding Shares and Rights.

        3. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MAY 4, 1998, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER.

        4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares that would represent a majority of all outstanding Shares on a fully diluted basis on the date of purchase, (2) the Rights having been redeemed by the Board of Directors of the Company or the Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (as defined in the Offer to Purchase), (3) the acquisition of Shares pursuant to the Offer and the Proposed Merger having been approved pursuant to Section 203 of the Delaware General Corporation Law ("Section 203") or the Purchaser being satisfied, in its sole discretion, that the provisions of Section 203 are otherwise inapplicable to the acquisition of Shares pursuant to the Offer and the Proposed Merger and
    (4) the Purchaser having obtained sufficient financing to enable it to purchase all Shares outstanding on a fully diluted basis, to refinance certain indebtedness of the Company and to pay related costs and expenses.

        5. Any stock transfer taxes applicable to a sale of Shares or Rights to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    If you wish to have us tender any or all of the Shares and Rights held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by Dauphin Deposit Bank and Trust Company (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares and, if the Distribution Date occurs, certificates for (or a timely Book-Entry Confirmation, if available, with respect to) the associated Rights (unless the Purchaser elects to make payment for such Shares pending receipt of the certificates for, or a Book-Entry Confirmation with respect to, such Rights as described in Section 2 of the Offer to Purchase), (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares (or Rights) or Book-Entry Confirmations with respect to Shares (or Rights, if available) are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares and Rights in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                         GLOBAL MOTORSPORT GROUP, INC.

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Golden Cycle, LLC dated April 7, 1998 (the "Offer to Purchase") and the related Letter of Transmittal relating to shares of Common Stock, par value $.001 per share (the "Shares"), of Global Motorsport Group, Inc., a Delaware corporation (the "Company"), together with the associated preferred share purchase rights (the "Rights").

    This will instruct you to tender the number of Shares and Rights indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in such Offer to Purchase and Letter of Transmittal.


------------------------------------                  SIGN HERE
 Number of Shares to be Tendered:*

___________________________ Shares
------------------------------------
                                      ------------------------------------------


------------------------------------
 Number of Rights to be Tendered:*    ------------------------------------------
                                                    SIGNATURE(S)
___________________________ Rights
------------------------------------


Dated: _______________________, 1998  __________________________________________



                                      __________________________________________
                                      (PLEASE PRINT NAME(S) AND ADDRESS(ES) HERE

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* UNLESS THE RIGHTS CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) IS
  SATISFIED, STOCKHOLDERS WILL BE REQUIRED TO TENDER ONE RIGHT FOR EACH SHARE TENDERED TO EFFECT A VALID TENDER OF SHARES. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS. Unless otherwise indicated, it will be assumed that all your Shares and Rights are to be tendered.

                                       3